================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                          -----------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) February 10, 2000

                        L-3 COMMUNICATIONS HOLDINGS, INC.

                                       AND

                         L-3 COMMUNICATIONS CORPORATION
           (Exact name of registrants as specified in their charters)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                001-14141                           13-3937434
                333-46983                           13-3937436
       (Commission file numbers)         (IRS Employer Identification No.)

                                  600 THIRD AVE
                               NEW YORK, NY 10016
                                 (212) 697-1111
                     (Address of principal executive office)

================================================================================

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

A. FINANCIAL STATEMENTS

   Honeywell Traffic Alert & Collision Avoidance System Business
   -------------------------------------------------------------
   o   Report of Independent Auditors ...............................................       A-1
   o   Financial Statements
       -  Balance Sheet as of December 31, 1999 .....................................       A-2
       -  Statements of Operations and Changes in Invested Equity for the years
          ended December 31, 1999 and 1998 ..........................................       A-3
       -  Statements of Cash Flows for the years ended December 31, 1999 and 1998 ...       A-4
       -  Notes to Financial Statements .............................................       A-5

   Raytheon Training Devices and Training Services Business
   --------------------------------------------------------
    o  Report of Independent Auditors ...............................................      A-11
    o  Combined Financial Statements
       -  Combined Balance Sheet as of December 31, 1999 ............................      A-12
       -  Combined Statement of Operations and Changes in Invested Equity (Deficit)
          for the year ended December 31, 1999 ......................................      A-13
       -  Combined Statement of Cash Flows for the year ended December 31, 1999 .....      A-14
       -  Notes to Combined Financial Statements ....................................      A-15

B. PRO FORMA FINANCIAL INFORMATION

   L-3 Communications Holdings, Inc. and L-3 Communications Corporation Unaudited
     Pro Forma Condensed Consolidated Statement of Operations for the year ended
     December 31, 1999. ............................................................. B-1 - B-4

C. EXHIBITS

23.  Consents of PricewaterhouseCoopers LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     L-3 COMMUNICATIONS HOLDINGS, INC. and
                                     L-3 COMMUNICATIONS CORPORATION
                                     ------------------------------
                                     Registrant

Date: March 20, 2001                 By: /s/ Robert V. LaPenta
                                         ---------------------
                                         President and Chief Financial Officer

                        REPORT OF INDEPENDENT AUDITORS
                        ------------------------------

To the Management and Board of Directors
L-3 Communications Holdings, Inc.

We have audited the accompanying balance sheet of Honeywell Traffic Alert & Collision Avoidance Business, as defined and described in Note 1 (the "TCAS Business") as of December 31, 1999 and the related statements of operations and changes in invested equity and of cash flows for the two years then ended. These financial statements are the responsibility of the TCAS Business management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the TCAS Business at December 31, 1999 and the results of its operations and cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

As indicated in Notes 2 and 3, these financial statements have been derived from the historical financial statements and the accounting records of Honeywell Inc. and reflect significant estimates and allocations. Accordingly, the financial position, results of operations and cash flows presented are not necessarily the same as if the TCAS Business had been an independent, stand alone entity.

                                                  /s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
February 28, 2001

         HONEYWELL TRAFFIC ALERT & COLLISION AVOIDANCE SYSTEM BUSINESS
                                 BALANCE SHEET
                                 (IN THOUSANDS)


                                                   DECEMBER 31, 1999
                                                   -----------------
ASSETS
Current assets:
 Accounts receivable ...........................        $ 20,200
 Inventory .....................................          12,094
 Deferred tax assets ...........................           2,288
                                                        --------
   Total current assets ........................          34,582
                                                        --------
Property, plant and equipment, net .............           2,443
Goodwill .......................................          25,231
                                                        --------
   Total assets ................................        $ 62,256
                                                        ========
LIABILITIES AND INVESTED EQUITY
Current liabilities:
 Accrued expenses ..............................        $  7,909
                                                        --------
   Total current liabilities ...................           7,909
Commitments and contingencies
Invested equity ................................          54,347
                                                        --------
   Total liabilities and invested equity .......        $ 62,256
                                                        ========

                       See notes to financial statements.

          HONEYWELL TRAFFIC ALERT & COLLISION AVOIDANCE SYSTEM BUSINESS
             STATEMENTS OF OPERATIONS AND CHANGES IN INVESTED EQUITY
                             (IN THOUSANDS)

                                                      YEARS ENDED DECEMBER 31,
                                                      -----------------------
                                                         1999          1998
                                                      ---------     ---------
Sales ............................................    $ 107,674     $  72,352
Operating costs, expenses and other:
 Cost of sales ...................................       49,070        38,602
 Selling, general and administrative .............        7,877         6,617
 Research and development ........................        8,424         5,615
                                                      ---------     ---------
Operating income .................................       42,303        21,518
Interest expense .................................          434           579
                                                      ---------     ---------
Income before income taxes .......................       41,869        20,939
Provision for income taxes .......................       16,910         8,633
                                                      ---------     ---------
Net income .......................................       24,959        12,306
                                                      ---------     ---------
Invested equity, beginning of year ...............       22,978        24,446
Contributions of accounts receivable and inventory
 by Honeywell ....................................       32,294            --
Payments to Honeywell ............................      (25,884)      (13,774)
                                                      ---------     ---------
Invested equity, end of year .....................    $  54,347     $  22,978
                                                      =========     =========

                       See notes to financial statements.

          HONEYWELL TRAFFIC ALERT & COLLISION AVOIDANCE SYSTEM BUSINESS
                            STATEMENTS OF CASH FLOWS
                             (IN THOUSANDS)

                                                            YEARS ENDED DECEMBER 31,
                                                            ------------------------
                                                               1999           1998
                                                            ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income .............................................    $  24,959      $  12,306
Adjustments to reconcile net income to net cash provided
 by operating activities:
 Depreciation and amortization .........................        1,954          1,588
 Deferred income tax provision .........................       (1,455)          (186)
 Change in operating assets and liabilities:
   Accrued expenses ....................................        1,885          1,623
                                                            ---------      ---------
Net cash provided by operating activities ..............       27,343         15,331
                                                            ---------      ---------
CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of fixed assets, net .........................       (1,459)        (1,557)
                                                            ---------      ---------
CASH FLOWS USED IN FINANCING ACTIVITIES
Payments to Honeywell -- net ...........................      (25,884)       (13,774)
                                                            ---------      ---------
Net increase in cash and cash equivalents ..............           --             --
Cash and cash equivalents at beginning of year .........           --             --
                                                            ---------      ---------
Cash and cash equivalents at end of year ...............    $      --      $      --
                                                            =========      =========

                       See notes to financial statements.

          HONEYWELL TRAFFIC ALERT & COLLISION AVOIDANCE SYSTEM BUSINESS
                          NOTES TO FINANCIAL STATEMENTS
                             (IN THOUSANDS)

1. BACKGROUND AND DESCRIPTION OF BUSINESS

The Honeywell Traffic Alert and Collision Avoidance System product line (the "TCAS Business"), a leader in avionics safety systems, produces and develops airborne collision avoidance systems of which approximately 6,500 units have been installed in commercial, corporate and military aircraft. The systems reduce the potential for mid-air collisions and so-called near-miss incidents among aircraft. The systems help prevent accidents by displaying to the flight crew the position of surrounding aircraft and, when necessary, providing both visual and audible warnings and maneuvering instructions and provide an independent and complementary supplement to the air traffic control system.

The TCAS business headquarters and principal operations are located in Phoenix, Arizona.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

BASIS OF PRESENTATION AND USE OF ESTIMATES

The TCAS Business unit was an integrated business unit of Honeywell Inc. ("Honeywell"). The accompanying financial statements reflect the TCAS Business assets, liabilities and operations, which have been derived from Honeywell's historical financial statements and accounting records. As an integrated business unit, prior to December 31, 1999, Honeywell did not maintain separate accounts receivable and inventory records for the TCAS Business, nor did it allocate any such balances to the TCAS Business. All significant intercompany accounts and transactions have been eliminated.

The TCAS Business operations, as presented herein include significant allocations and estimates of expenses of Honeywell based upon estimates of services performed by Honeywell, which management of the TCAS Business believes are reasonable. Such services include manufacturing support, treasury, cash management, employee benefits, taxes, risk management, internal audit and general corporate services. Accordingly, the financial position results of operations and cash flows as presented herein may not be the same as if the TCAS Business had been an independent, stand alone entity

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires the TCAS Business management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant of these estimates and assumptions relate to cost allocations from Honeywell, cost in excess of net assets acquired, income taxes, litigation and environmental obligations, warranty reserves, pension estimates and recoverability of recorded amounts of fixed assets. Actual results could differ from these estimates.

REVENUE RECOGNITION

Product sales are generally recognized upon shipment of product. Service revenue is generally recognized when services have been rendered.

COST OF SALES AND INVENTORIES

Inventories are valued at the lower of standard cost (which approximates actual cost using the first-in, first-out method) or market. Product costs include direct labor, material, and direct and indirect factory overhead. Direct and allocated indirect factory overhead charged to cost of sales is based on current conditions within Honeywell and may not be reflective of costs on an on-going basis.

WARRANTY

Warranty costs are accrued at the time of shipment.

          HONEYWELL TRAFFIC ALERT & COLLISION AVOIDANCE SYSTEM BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                             (IN THOUSANDS)

Warranty expense is recognized based on specific warranty expenditures and outstanding warranty commitments. Warranty commitments range from one to five years from the date of shipment. Reserve for warranty liability on the balance sheet is based on historical warranty expenditures and remaining warranty commitments.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is computed by applying the straight-line method to the estimated useful lives of the related assets. Useful lives for machinery and equipment, average 5 years. Expenditures for maintenance, repairs, and minor improvements are charged to cost of sales as incurred. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in income.

GOODWILL

Goodwill represents the excess of the purchase price of the acquired business over the fair value of net assets acquired and is amortized on a straight-line basis over 40 years. Amortization expense was $888 for 1999 and 1998, respectively. Accumulated amortization was $13,864 and $12,976 at December 31, 1999 and 1998, respectively.

The TCAS Business periodically evaluates the recoverability of these intangible assets, and measures the amount of impairment, if any, by assessing current and future levels of cash flows as well as other factors, such as business trends and prospects, as well as market conditions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 1999, the carrying value of the TCAS Business financial instruments, such as receivables, accounts payable and accrued expenses, approximate fair value, based on the short-term maturities of these instruments.

STATEMENT OF CASH FLOWS

The TCAS Business participates in the Honeywell cash management system, under which all cash is received and payments are made by the TCAS Business. Except as described below, all transactions between Honeywell and the TCAS Business have been accounted for as settled in cash at the time such transactions were recorded by the TCAS Business. Accounts receivable and inventories transferred to the TCAS Business at December 31, 1999 were accounted for as contributions to the TCAS Business.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value and is effective for all quarters of fiscal years beginning after June 15, 2000. SFAS 133 is not expected to have a material impact on the results of operations or financial position.

          HONEYWELL TRAFFIC ALERT & COLLISION AVOIDANCE SYSTEM BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                             (IN THOUSANDS)

In December 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. The SEC delayed the effective date of this SAB in June 2000, so that the SAB must now be adopted by December 31, 2000. SAB No. 101 is not expected to have a material impact on the results of operations or financial position of the TCAS Business.

3. TRANSACTIONS WITH HONEYWELL

The TCAS Business relies on Honeywell for certain services, including manufacturing support, treasury, purchasing, procurement of inventories, cash management, employee benefits, taxes, risk management, internal audit, fixed asset systems support, payroll processing, mainframe and PC processing and support services, and general corporate services. Although certain assets, liabilities and expenses related to these services have been allocated to the TCAS Business, the combined financial position, results of operations and cash flows presented in the accompanying financial statements would not be the same as if the TCAS Business had been an independent, stand alone entity. The following describes the related party transactions.

ACCOUNTS RECEIVABLE

Prior to December 31, 1999, accounts receivable of the TCAS Business were settled by Honeywell on the date each accounts receivable transaction was recorded. On December 31, 1999, Honeywell contributed to the TCAS Business $20,200 of accounts receivable, specifically attributable to the TCAS Business. There was no allowance for doubtful accounts associated with the contributed accounts receivable.

INVENTORY

Prior to December 31, 1999, the TCAS Business did not carry any inventory, as all of the orders were shipped directly from Honeywell to customers at the time that sales for such orders were recognized. On December 31, 1999, Honeywell contributed $12,094 of inventory attributable to the TCAS Business.

CORPORATE EXPENSES

The amount of allocated corporate expenses from Honeywell to the TCAS Business reflected in these financial statements has been estimated based primarily on a percentage of revenue. Allocated costs to the TCAS Businesses were $2,788 and $1,887 in 1999 and 1998, respectively, which have been included in selling, general and administrative expenses.

PENSIONS

The TCAS Business participates in various Honeywell pension plans covering certain employees. Eligibility for participation in these plans varies, and Honeywell benefits are generally based on members' compensation and years of service. Honeywell funding is provided solely through distributions from Honeywell determined by the Board of Directors after consideration of recommendations from the plans independent actuary. Since the aforementioned pension arrangements are part of certain Honeywell defined benefit plans, no separate actuarial data is available for the portion allocable to the TCAS Business. Therefore, no liability or asset is reflected in the accompanying financial statements. The TCAS Business has been allocated pension costs based upon participant employee headcount. Net pension expense included in the accompanying financial statements was $200 in 1999 and 1998.

POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

In addition to participating in Honeywell sponsored pension plans, the TCAS Business provides varying levels of health care and life insurance benefits for retired employees and dependents. Participants are eligible for these benefits when they retire from active service and meet the pension plan eligibility

          HONEYWELL TRAFFIC ALERT & COLLISION AVOIDANCE SYSTEM BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                             (IN THOUSANDS)

requirements These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions. Since the aforementioned postretirement benefits are part of certain Honeywell postretirement arrangements, no separate actuarial data is available for the portion allocable to the TCAS Business. Accordingly, no liability is reflected in the accompanying financial statements. The Business has been allocated postretirement benefits cost based on participant employee headcount. Postretirement benefit costs included in the accompanying financial statements were $50 in 1999 and 1998.

EMPLOYEE SAVINGS PLAN

Under various employee savings plans sponsored by Honeywell, the TCAS Business matches the contributions of participating employees up to a designated level. The extent of the match, vesting terms and the form of the matching contribution vary among the plans. Under these plans, the matching contributions, in cash, common stock or both, for 1999 and 1998 were $22.

INTEREST EXPENSE

Interest expense was allocated to the TCAS Business using Honeywell's cost of debt and an estimate of the portion of Honeywell's debt allocated to its investment in the TCAS Business. The cost of debt used was 5.28% and 6.40% for 1999 and 1998, respectively. The portion of Honeywell's debt allocated to its investment in the TCAS Business was estimated using Honeywell's book value of debt as a percentage of Honeywell's book value of total capitalization at December 31, 1999 and 1998. The average debt balances on which interest was calculated were $22,516 for 1999 and $23,389 for 1998.

INCOME TAXES

The TCAS Business is included in the consolidated Federal income tax return and certain combined and separate state and local income tax returns of Honeywell. However, for purposes of these financial statements, the provision for income taxes has been calculated on a separate tax-paying entity basis based upon reported income before income taxes. Current federal and state and local income taxes are considered to have been paid or charged to Honeywell and are recorded through the invested equity account with Honeywell.

4. INVENTORY

Inventories at December 31, 1999 are presented in the table below.

Raw materials .....................................................   $ 5,684
Work in process ...................................................     2,419
Finished goods ....................................................     3,991
                                                                      -------
   Total ..........................................................   $12,094
                                                                      =======

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 1999 is presented in the table below.

Machinery and equipment ...........................................   $ 8,399
Less, accumulated depreciation ....................................     5,956
                                                                      -------
   Total ..........................................................   $ 2,443
                                                                      =======

Depreciation expense for the years ended December 31, 1999 and 1998 was $1,066 and $700.

          HONEYWELL TRAFFIC ALERT & COLLISION AVOIDANCE SYSTEM BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                             (IN THOUSANDS)

6. INCOME TAXES

Income before income taxes of the TCAS Business for the years ended December 31, 1999 and 1998 was $41,869 and $20,939. Substantially all of the income of the TCAS Business are derived from domestic operations. The components of the income tax provisions of the TCAS Business are presented in the table below:

                                                   YEAR ENDED DECEMBER 31,
                                                   -----------------------
                                                       1999        1998
                                                   ------------ ---------
Current
 Federal .......................................     $ 15,115    $7,258
 State .........................................        3,250     1,561
                                                     --------    ------
   Sub-total ...................................     $ 18,365    $8,819
                                                     --------    ------
Deferred .............
 Federal .......................................     $ (1,197)   $ (153)
 State .........................................         (258)      (33)
                                                     --------    ------
   Sub-total ...................................     $ (1,455)   $ (186)
                                                     --------    ------
Total ..........................................     $ 16,910    $8,633
                                                     ========    ======

A reconciliation of the effective income tax rate to the statutory federal income tax rate of the TCAS Business are presented in the table below.

                                               YEAR ENDED DECEMBER 31,
                                               ---------------------
                                                  1999       1998
                                               ---------- ----------
Statutory federal income tax rate ............     35.0%      35.0%
State taxes net of federal benefit ...........      4.6        4.7
Non-deductible Goodwill Amortization .........      0.8        1.5
                                                   ----       ----
Effective income tax rate ....................     40.4%      41.2%
                                                   ====       ====

The principal components of deferred tax assets at December 31, 1999 are presented in the table below.

Inventory ..........................................................  $  950
Accrued liabilities ................................................   1,338
                                                                      ------
 Total .............................................................  $2,288
                                                                      ======

7. COMMITMENTS AND CONTINGENCIES

The TCAS Business is periodically subject to litigation, claims or assessments and various contingent liabilities (including environmental matters) incidental to its business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the TCAS Business is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the financial position, cash flows or results of operations of the TCAS Business.

8. INVESTED EQUITY

Invested equity represents the equity contributed to the TCAS Business by Honeywell, advances to or from affiliates, and the accumulated results of operations of the TCAS Business.

          HONEYWELL TRAFFIC ALERT & COLLISION AVOIDANCE SYSTEM BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                             (IN THOUSANDS)

9. SALES TO PRINCIPAL CUSTOMERS

The TCAS Business operates primarily in one industry segment, Air Traffic Control. Sales to principal customers are as follows:

                                                          1999         1998
                                                        --------      -------
Commercial ..........................................   $106,032      $72,352
U.S. Government agencies ............................      1,642           --
                                                        --------      -------
Total sales .........................................   $107,674      $72,352
                                                        ========      =======

10. SELECTED BALANCE SHEET DATA AS OF DECEMBER 31, 1998


Presented below is the selected balance sheet data of the TCAS Business as of December 31, 1998. The selected balance sheet data as presented does not purport to represent a complete representation of the financial position of the TCAS Business.

ASSETS
Current assets:
 Deferred tax assets ..............................................  $   833
                                                                     -------
   Total current assets ...........................................      833
                                                                     -------
Property, plant and equipment, net ................................    2,050
Goodwill ..........................................................   26,119
                                                                     -------
   Total assets ...................................................  $29,002
                                                                     =======
LIABILITIES AND INVESTED EQUITY
Current liabilities:
 Accrued expenses .................................................  $ 6,024
                                                                     -------
   Total current liabilities ......................................    6,024
Commitments and contingencies
Invested equity ...................................................   22,978
                                                                     -------
   Total liabilities and invested equity ..........................  $29,002
                                                                     =======

11. SUBSEQUENT EVENTS

On April 28, 2000, the L-3 Communications Corporation ("L-3") acquired the TCAS Business from Honeywell for a purchase price of $239,594 in cash, including expenses. In anticipation of the acquisition, on February 25, 2000, L-3 entered into a Memorandum of Agreement with Thomson-CSF Sextant S.A. ("Sextant"), a subsidiary of Thomson-CSF, under which L-3 agreed to create a limited liability corporation for TCAS, contribute 100% of the TCAS assets to be acquired from Honeywell to the TCAS LLC, and sell a 30% interest in the TCAS LLC to Sextant for a cash purchase price equal to 30% of the final purchase price paid to Honeywell for TCAS (which is expected to be approximately $71,738). The TCAS LLC is expected to be completed during the first half of 2001 and L-3 will consolidate the financial statements of the TCAS LLC.

                         REPORT OF INDEPENDENT AUDITORS

To the Management and Board of Directors
L-3 Communications Holdings, Inc.

We have audited the accompanying combined balance sheet of Raytheon Training Devices and Training Services Business, as defined and described in Note 1 (the "TDTS Business") as of December 31, 1999, and the related combined statement of operations and changes in invested equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of TDTS Business management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the TDTS Business at December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

As indicated in Note 2, the TDTS Business was wholly owned by the Raytheon Company, which allocated certain assets, liabilities, revenues and expenses to the TDTS Business. Accordingly, the financial position, results of operations and cash flows presented are not necessarily the same as if the TDTS Business had been an independent, stand alone entity.

                                                  /s/ PricewaterhouseCoopers LLP

Dallas, Texas
January 5, 2001

            RAYTHEON TRAINING DEVICES AND TRAINING SERVICES BUSINESS
                             COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                            DECEMBER 31, 1999
                                                                           ------------------
ASSETS
Current assets:
 Cash and cash equivalents .............................................       $     287
 Accounts receivable, net of allowance of $3,344........................          42,773
 Contracts in process, net .............................................          33,041
 Inventory .............................................................           2,389
 Prepaid expenses ......................................................             276
                                                                               ---------
   Total current assets ................................................          78,766
Property, plant and equipment, net .....................................          15,946
                                                                               ---------
   Total assets ........................................................       $  94,712
                                                                               =========
LIABILITIES AND INVESTED EQUITY
Current liabilities:
 Accounts payable ......................................................       $  15,747
 Accrued employee costs ................................................           9,983
 Other accrued expenses ................................................           7,806
 Estimated costs in excess of billings to complete contracts in process           82,577
                                                                               ---------
   Total current liabilities ...........................................         116,113
Commitments and contingencies ..........................................
Invested equity (deficit) ..............................................         (21,401)
                                                                               ---------
   Total liabilities and invested equity ...............................       $  94,712
                                                                               =========

                   See notes to combined financial statements.

            RAYTHEON TRAINING DEVICES AND TRAINING SERVICES BUSINESS
                 COMBINED STATEMENT OF OPERATIONS AND CHANGES IN
                            INVESTED EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                       YEAR ENDED
                                                    DECEMBER 31, 1999
                                                   ------------------
Sales ............................................     $ 276,579
Cost of sales ....................................       313,433
                                                       ---------
Operating loss ...................................       (36,854)
                                                       ---------
Other (income) expense:
 Other income ....................................        (1,840)
 Interest expense ................................         1,310
                                                       ---------
Total other (income) expense .....................          (530)
                                                       ---------
Loss before income taxes .........................       (36,324)
Provision (benefit) for income taxes .............            --
                                                       ---------
Net loss .........................................     $ (36,324)
Invested equity -- beginning of year .............        59,493
Payments to Raytheon .............................       (44,570)
                                                       ---------
Invested equity (deficit) -- end of year .........     $ (21,401)
                                                       =========

                   See notes to combined financial statements.

            RAYTHEON TRAINING DEVICES AND TRAINING SERVICES BUSINESS
                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                 YEAR ENDED
                                                                              DECEMBER 31, 1999
                                                                             ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss ...................................................................     $ (36,324)
 Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization ..........................................         8,087
    Change in operating assets and liabilities:
      Accounts receivable ..................................................         4,225
      Contracts in process .................................................        13,268
      Inventory ............................................................        10,270
      Prepaid and other assets .............................................          (203)
      Accounts payable .....................................................         6,334
      Accrued expenses and other liabilities ...............................          (398)
      Estimated costs in excess of billings to complete contracts in process        25,214
                                                                                 ---------
Net cash provided by operating activities ..................................        30,473
                                                                                 ---------
CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of fixed assets ..................................................        (3,719)
                                                                                 ---------
CASH FLOWS USED IN FINANCING ACTIVITIES
 Payments made by Raytheon on behalf of the TDTS business ..................        13,667
 Payments to Raytheon ......................................................       (44,248)
                                                                                 ---------
Net cash used in financing activities ......................................       (30,581)
                                                                                 ---------
Net decrease in cash and cash equivalents ..................................        (3,827)
Cash and cash equivalents at beginning of year .............................         4,114
                                                                                 ---------
Cash and cash equivalents at end of year ...................................     $     287
                                                                                 =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid ..............................................................     $     132
                                                                                 =========
Transfer of fixed assets to Raytheon .......................................     $     322
                                                                                 =========

                   See notes to combined financial statements.

            RAYTHEON TRAINING DEVICES AND TRAINING SERVICES BUSINESS
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. BACKGROUND AND DESCRIPTION OF BUSINESS

Raytheon Training Devices and Training Systems Business (the "TDTS Business" or the "Company") is a wholly owned operation of Raytheon Company ("Raytheon") and is comprised of flight simulation devices, flight training services and flight simulation instrumentations. The TDTS Business headquarters and principal operations are located in Arlington, Texas, Binghamton, New York, Orlando, Florida and Broken Arrow, Oklahoma. Raytheon acquired the TDTS Business in December 1997 in connection with the purchase of the defense business of Hughes Electronics Corporation.

The TDTS Business provides high fidelity, fully integrated simulator training products, including flight simulators, pilot training systems, combat vehicle trainers, and training support services to its customers. The products produced and services offered are used principally by United States and foreign military customers and prime contractors.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

BASIS OF PRESENTATION AND USE OF ESTIMATES

The accompanying financial statements reflect the combined assets, liabilities and operations of the TDTS Business included within certain Raytheon operating companies (Raytheon Training, Inc., Raytheon Training Operations, Inc. and AMI Instruments, Inc.). All significant intercompany accounts and transactions have been eliminated.

In connection with the acquisition of the Hughes Electronic Corporation, Raytheon acquired certain assets and liabilities at estimated fair value. The impact of these revaluations have been reflected in the combined financial statements.

The TDTS Business operations, as presented herein, include allocations and estimates of certain expenses of Raytheon based upon estimates of services performed by Raytheon that management of the TDTS Business believes are reasonable. Such services include treasury, cash management, employee benefits, taxes, risk management, internal audit and general corporate services. Accordingly, the results of operations and cash flows as presented herein may not be the same as would have occurred had the TDTS Business been an independent stand alone entity.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires the TDTS Business management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and costs during the reporting period. The most significant of these estimates and assumptions relate to contract estimates of sales and costs, warranty reserves, pension estimates and recoverability of recorded amounts of fixed assets. Actual results could differ from these estimates.

REVENUE RECOGNITION

Sales under all contracts are recorded under the percentage of completion method. Costs and estimated profits are recorded as sales as work is performed based on the percentage that incurred costs bear to estimated total costs utilizing the most recent estimates of costs and funding. Some contracts contain incentive provisions based upon performance in relation to established targets, which are recognized in the contract estimates when deemed realizable. Since many contracts extend over a long period of time, revisions in cost and funding estimates during the progress of work have the effect of adjusting earnings applicable to performance in prior periods in the current period. When the current contract estimate indicates a loss, provision is made for the total anticipated loss in the current period.

            RAYTHEON TRAINING DEVICES AND TRAINING SERVICES BUSINESS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

RESEARCH AND DEVELOPMENT

Research and development and bid and proposal effort related to government products and services generally are accounted for as indirect contract costs and allocated among all contracts in progress under U.S. Government contractual arrangements. Customer-sponsored research and development costs incurred pursuant to contracts are accounted for as direct contract costs.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Major improvements are capitalized while expenditures for maintenance, repairs, and minor improvements are charged to expense. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in other income.

Provisions for depreciation are generally computed on the straight-line method. Depreciation provisions are based on estimated useful lives as follows: buildings -- 26-40 years; machinery and equipment -- 5 years. Leasehold improvements are amortized over the lesser of the remaining life of the lease or the estimated useful life of the improvement.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and short-term, highly liquid investments with original maturities of 90 days or less at the time of acquisition.

ACCOUNTS RECEIVABLE

Management assesses the credit risk and records an allowance for uncollectible accounts as considered necessary based on several factors including, but not limited to, an analysis of specific customers, historical trends, current economic conditions and other information. The U.S. military comprises a significant portion of the TDTS Business's revenues. The TDTS Business's other customers include foreign countries. The TDTS Business's credit risk is affected by conditions or occurrences within the U.S. Government, and economic conditions of the countries in which the TDTS Business operates or has customers.

CONTRACTS IN PROCESS

Contracts in process are stated at cost plus estimated profit or net realizable value. Costs accumulated under long-term contracts include direct costs, as well as manufacturing overhead, and for government contracts, general and administrative costs, independent research and development costs and bid and proposal costs. Contracts in process contain amounts relating to contracts for which the related operating cycles are longer than one year. In accordance with industry practice, these amounts are included in current assets.

INVENTORY

Inventories are valued at the lower of cost, on a first-in, first-out basis, or market.

IMPAIRMENT OF LONG-LIVED ASSETS

The TDTS Business management evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the related estimated undiscounted future cash flows. When an evaluation indicates that the future undiscounted cash flows are not sufficient to recover the carrying value of the asset, the asset is adjusted to its estimated fair value.

            RAYTHEON TRAINING DEVICES AND TRAINING SERVICES BUSINESS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 1999, the carrying value of the TDTS Business financial instruments, such as receivables, accounts payable and accrued expenses, approximate fair value, based on the short-term maturities of these instruments.

ESTIMATED COSTS IN EXCESS OF BILLINGS TO COMPLETE CONTRACTS IN PROCESS

The balance represents the TDTS management estimate of losses to be incurred on contracts in process (see Note 10).

RISKS AND UNCERTAINTIES

Businesses, such as the TDTS Business, that are engaged in supplying defense-related equipment and services to the government, are subject to certain business risks peculiar to that industry. Sales to the government may be affected by changes in procurement policies, budget considerations, changing concepts of national defense, political developments abroad, and other factors.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting Derivative Instruments and Hedging Activities (SFAS 133"), which establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value and is effective for all quarters of fiscal years beginning after June 15, 2000. SFAS 133 is not expected to have a material impact on results of operations or financial position.

In December 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. The SEC delayed the effective date of this SAB in June 2000, so that the SAB must now be adopted by December 31, 2000. SAB No. 101 is not expected to have a material impact on results of operations or financial position.

3. TRANSACTIONS WITH RAYTHEON RELATED ENTITIES

The TDTS Business relies on Raytheon for certain services, including treasury, cash management, employee benefits, taxes, risk management, internal audit, financial reporting, legal, contract administration and general corporate services. Although certain assets, liabilities and expenses related to these services have been allocated to the TDTS Business, the financial position, results of operations and cash flows presented in the accompanying financial statements would not be the same as would have occurred had the TDTS Business been an independent entity. The following describes the related party transactions.

SALES OF PRODUCTS

The TDTS Business sells products to Raytheon and its affiliates. Sales to Raytheon and affiliates were $1,604 in 1999.

ALLOCATIONS OF CORPORATE EXPENSES

The amount of allocated corporate expenses reflected in these financial statements has been estimated based primarily on an allocation methodology prescribed by government regulations pertaining to government contractors. Corporate expenses allocated to the TDTS Business were $11,067 for the year ended December 31, 1999, and are included in cost of sales and contracts in process in the accompanying financial statements.

            RAYTHEON TRAINING DEVICES AND TRAINING SERVICES BUSINESS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

PENSIONS

The TDTS Business participates in various Raytheon pension plans covering certain employees. Eligibility for participation in these plans varies, and benefits are generally based on members' compensation and years of service. Raytheon funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue code and regulations. Since the aforementioned pension arrangements are part of certain Raytheon defined benefit plans, no separate actuarial data is available for the portion allocable to the TDTS Business. Therefore, no liability or asset is reflected in the accompanying combined financial statements. The TDTS Business has been allocated pension costs based upon participant employee headcount. Net pension expense included in the accompanying financial statements was $200 in 1999.

POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

In addition to participating in Raytheon sponsored pension plans, the TDTS Business provides varying levels of health care and life insurance benefits for retired employees and dependents. Participants are eligible for these benefits when they retire from active service and meet the pension plan eligibility requirements These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions.

Since the aforementioned postretirement benefits are part of certain Raytheon postretirement arrangements, no separate actuarial data is available for the portion allocable to the TDTS Business. Accordingly, no liability is reflected in the accompanying financial statements. The TDTS Business has been allocated postretirement benefits cost based on participant employee headcount. Postretirement benefit costs included in the accompanying financial statements was $1,600 in 1999.

EMPLOYEE SAVINGS PLANS

Under various employee savings plans sponsored by Raytheon, the TDTS Business matches the contributions of participating employees up to a designated level. Under this plan, the matching contributions, in cash, were $800 for the year ended December 31, 1999 and the liability recorded at December 31, 1999 was $1,900.

INVESTED EQUITY

Invested equity represents the equity contributed to the TDTS Business by Raytheon, advances to or from affiliates, and related accumulated results of operations of the TDTS Business.

INCOME TAXES

The TDTS Business is included in the consolidated federal income tax return, foreign tax returns and certain combined and separate state and local income tax returns of Raytheon for 1999. However, for purposes of these financial statements, the provision for income taxes has been calculated as if the TDTS Business had filed a separate combined tax return. Income taxes, current and deferred, are considered to have been paid or charged to Raytheon Training Devices and Training Services at December 31, 1999 and are recorded through the invested equity account with Raytheon.

STATEMENT OF CASH FLOWS

The TDTS Business participates in the Raytheon cash management system, under which all cash is received and payments are made by the TDTS Business. All transactions between Raytheon and the TDTS Business have been accounted for as settled in cash at the time such transactions were recorded by the TDTS Business.

            RAYTHEON TRAINING DEVICES AND TRAINING SERVICES BUSINESS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

4. CONTRACTS IN PROCESS

The components of contracts in process at December 31, 1999 are presented in the table below.

                                    Cost-Type     Fixed-Price
                                    Contracts      Contracts        Total
                                   -----------   -------------  ------------
 Billed receivables, net             $11,496      $  31,277      $  42,773
 Unbilled contract receivables         6,282         81,369         87,651
 Less, progress payments                  --        (54,610)       (54,610)
                                     -------      ---------      ---------
   Total                             $17,778      $  58,036      $  75,814
                                     =======      =========      =========

The U.S. government has a security title to unbilled amounts associated with contracts that provide for progress payments. Unbilled amounts are primarily recorded on the percentage of completion method and are recoverable from the customer upon shipment of the product, presentation of billings, or completion of the contract.

The following data have been used in the determination of the selling, general and administrative ("S, G & A") costs presented on the statement of operations for the year ended December 31, 1999:

SG&A incurred costs                                                   $18,357
Independent research and development,
 including bid and proposal costs included in
 SG&A incurred costs                                                    7,909

5. INVENTORY

The components of inventories at December 31, 1999 are presented in the table below.

Raw materials                                                          $  551
Work in process                                                         1,806
Finished good                                                              32
                                                                       ------
 Total                                                                 $2,389
                                                                       ======

6. PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment at December 31, 1999 are presented in the table below.

Land                                                                $   1,760
Buildings and improvements                                              4,657
Machinery and equipment                                                18,673
Leasehold improvements                                                  4,818
Furniture and fixtures                                                  1,390
                                                                    ---------
 Property, plant and equipment, Gross                                  31,298
Less: accumulated depreciation and amortization                       (15,352)
                                                                    ---------
 Property, plant and equipment, Net                                 $  15,946
                                                                    =========

Depreciation expense and amortization was $8,056 for the year ended December 31, 1999.

           RAYTHEON TRAINING DEVICES AND TRAINING SERVICES BUSINESS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                (IN THOUSANDS)

7. INCOME TAXES

The provision for income taxes was calculated as if the company had filed a separate federal income tax return. The principal components of deferred income taxes are contract accounting methods, property, plant and equipment, and timing of accruals. Substantially all of the income of the TDTS Business is derived from domestic operations.

A reconciliation of the statutory federal income tax rate to the effective income tax rate is presented in the table below.

Statutory federal income tax rate                                        35.0%
State taxes net of federal benefit                                        4.3
Valuation allowance due to net operating loss                           (39.3)
                                                                        -----
Effective income tax rate                                                 0.0%
                                                                        =====

The valuation allowance for deferred taxes was based on historical losses from operations and its current year loss. Management believes currently that it is more likely than not that the TDTS Business will realize no future tax benefit of these NOL carryovers, on a separate company basis.

8. COMMITMENTS AND CONTINGENCIES

The TDTS Business leases certain facilities and equipment under agreements expiring at various dates through 2010. At December 31, 1999, future minimum rental payments for noncancellable operating leases with an initial or remaining terms in excess of one year is presented in the table below.

  2000                                                                 $ 2,628
  2001                                                                   2,237
  2002                                                                   2,338
  2003                                                                   2,031
  2004                                                                   1,446
  After 2004                                                             4,304
                                                                       -------
  Total                                                                $14,984
                                                                       =======

Leases covering major items of real estate and equipment contain renewal and or purchase options which may be exercised by the TDTS Business. Rent expense was $3,007 for the year ended December 31, 1999.

The TDTS Business is periodically subject to review or audit by agencies of the U.S. Government. At December 31, 1999, there are pending issues with these agencies that are incidental to the TDTS Business. With respect to this and other U.S. Government matters, the TDTS Business's management believes the ultimate resolution of any such matters will not have a material adverse effect on the financial position, cash flows or results of operations of the TDTS Business.

Defense contractors are subject to many levels of audit and investigation. Among agencies that oversee contract performance are the Defense Contract Audit Agency, the Inspector General, the Defense Criminal Investigative Service, the General Accounting Office, the Department of Justice, and Congressional Committees. Over recent years, the Department of Justice has convened Grand Juries from time to time to investigate possible irregularities by the TDTS Business in governmental contracting. Such investigations, individually and in the aggregate, are not expected to have a material adverse effect on the TDTS Business financial position or, cash flows, results of operations.

The TDTS Business is periodically subject to litigation, claims or assessments and various contingent liabilities (including environmental matters) incidental to the TDTS business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of

            RAYTHEON TRAINING DEVICES AND TRAINING SERVICES BUSINESS
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

the TDTS Business is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the financial position, cash flows or results of operations of the TDTS Business.

9. SALES TO PRINCIPAL CUSTOMERS

The TDTS Business operates primarily in one industry segment, flight simulation and training. Sales to principal customers are as follows for the year ended December 31, 1999:

U.S. Government agencies:                                             $254,254
Boeing                                                                  12,555
Other customers                                                          9,770
                                                                      --------
Total Sales                                                           $276,579
                                                                      ========

10. SUBSEQUENT EVENTS

On February 10, 2000, L-3 Communications Corporation, a wholly owned subsidiary of L-3 Communications Holdings, Inc. ("L-3") acquired the assets of the TDTS Business for $160,000 in cash plus expenses, subject to adjustment based on the closing date net working capital, as defined. Following the acquisition L-3 changed the name of the TDTS Business to L-3 Communications Link Simulation and Training.

In connection with L-3's acquisition of the TDTS Business, on December 27, 2000, L-3 filed a complaint against Raytheon in the Court of Chancery for the State of Delaware in and for New Castle County, alleging that Raytheon misrepresented the financial liabilities associated with the U.S. Army Aviation Combined Arms Tactical Trainer ("AVCATT") contract. These financial statements reflect the TDTS management's estimate of the liability related to that contract.

b. Pro Forma Financial Information
















                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION



       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      for the year ended December 31, 1999

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma statement of operations data gives effect to the acquisitions by L-3 Communications Corporation (the "Company") of the Traffic Alert and Collision Avoidance System Business ("TCAS Business") of Honeywell, Inc. which was completed in April 2000 and Training Devices and Training Services Business ("TDTS Business") of Raytheon Company ("Raytheon") which was completed in February 2000, as if they had occurred on January 1, 1999.

     On April 28, 2000, the Company acquired the TCAS Business from Honeywell Inc. for $239.6 million in cash including expenses. The TCAS acquisition was financed with borrowings under a new revolving 364-day senior credit facility.

     On February 10, 2000, the Company acquired the assets of the TDTS Business of Raytheon Company for $160.0 million in cash plus expenses subject to adjustment. The acquisition was financed with borrowings under the Company's senior credit facilities.

     The unaudited condensed pro forma statement of operations does not reflect any cost savings that management of the Company believes would have resulted had the acquisitions occurred on January 1, 1999. The pro forma financial information should be read in conjunction with (i) the audited consolidated financial statements of the Company as of December 31, 1999; (ii) the audited financial statements of the TCAS Business for the year ended December 31, 1999; and (iii) the audited combined financial statements of the TDTS Business for the year ended December 31, 1999. The unaudited pro forma condensed financial information may not be indicative of the results of operations of the Company that actually would have occurred had the acquisitions been completed on January 1, 1999 or the results of operations of the Company that may be obtained in the future.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                                      TDTS           TCAS
                                                                  ------------   ------------
                                                                      1999           1999         PRO FORMA
                                                       L-3        HISTORCIAL(1)  HISTORICAL(2)   ADJUSTMENTS      PRO FORMA
                                                 --------------   -------------  -------------  ------------   --------------
                                                                                (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Sales ........................................    $  1,405.5        $  276.6      $   107.7     $   --          $  1,789.8
Costs and expenses ...........................       1,255.0           313.4           65.4         9.4 (3)        1,643.2
                                                  ----------        --------      ---------     -------         ----------
  Operating income (loss) ....................         150.5           (36.8)          42.3        (9.4)             146.6
Interest and investment income
 (expense) ...................................           5.5             1.8             --        (1.8)               5.5
Interest expense .............................          60.6             1.3             .4        31.5 (4)           93.8
                                                  ----------        --------      ---------     -------         ----------
  Income (loss) before income taxes ..........          95.4           (36.3)          41.9       (42.7)              58.3
Provision (benefit) for income taxes .........          36.7              --           16.9       (31.3)(5)           22.3
                                                  ----------        --------      ---------     -------         ----------
  Net income (loss) ..........................    $     58.7       $   (36.3)     $    25.0     $ (11.4)        $     36.0
                                                  ==========       =========      =========     =======         ==========

L-3 HOLDINGS, INC. EARNINGS PER SHARE:
  Basic ......................................    $     1.83                                                    $     1.12
  Diluted ....................................    $     1.75                                                    $     1.07

L-3 HOLDINGS, INC. WEIGHTED AVERAGE
 SHARES OUTSTANDING:
  Basic ......................................          32.1                                                          32.1
  Diluted ....................................          33.5                                                          33.5

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

1. On February 10, 2000, the Company acquired the assets of the TDTS Business of Raytheon Company for $160.0 million in cash plus expenses. The acquisition was financed with borrowings under the Company's senior credit facilities. An estimated purchase price of $160.9 million, including expenses was assumed subject to adjustment.

2. On April 28, 2000, the Company acquired the TCAS Business from Honeywell Inc. for $239.6 million in cash including expenses. The TCAS acquisition was financed with borrowings under a new revolving 364-day senior credit facility.

3. Estimated excess of purchase price, including expenses, over the estimated fair value of the net assets acquired (goodwill) related to the TDTS and TCAS acquisitions was $197.2 million and $214.3 million. The goodwill is being amortized over 40 years. The table below presents the estimated increase to goodwill amortization for the year ended December 31, 1999 had the acquisitions occurred on January 1, 1999.

                                             TDTS        TCAS        TOTAL
                                          ---------   ---------   ----------
                                                    (in millions)
Pro forma amortization expense .........    $ 4.9      $  5.4      $  10.3
Less: historical amortization expense...       --         (.9)         (.9)
                                            -----      ------      -------
Pro forma adjustment ....... ...........    $ 4.9      $  4.5      $   9.4
                                            =====      ======      =======

4. Pro forma interest expense was calculated using the average interest rate of 8.375% for the Company's existing revolver. The table below presents the estimated increase to interest expense for the year ended December 31, 1999 for the acquisitions.

                                            TDTS         TCAS         TOTAL
                                         ----------   ----------   ----------
                                                    (in millions)

Pro forma interest expense............    $  13.4      $  19.8      $  33.2
Less: historical interest expense.....       (1.3)         (.4)        (1.7)
                                          -------      -------      -------
Pro forma adjustment..................    $  12.1      $  19.4      $  31.5
                                          =======      =======      =======

5. The pro forma adjustments were tax-effected, as appropriate, using a statutory (federal and state) tax rate of 39.6%. The pro forma adjustments also includes an income tax benefit of $14.4 million for the reversal of the tax valuation allowance included in the historical financial statements of the TDTS Business for its net operating loss of $36.3 million.
     The Company would have been able to utilize such net operating loss in its consolidated income tax provision had the acquisition of the TDTS Business been completed on January 1, 1999.